                                                                      Exhibit 18

                        FORM OF AMENDED RULE 18F-3 PLAN

                                Rule 18f-3 Plan
                                ---------------


     1. A Portfolio of the Fund ("Portfolio") may issue more than one class of voting stock ("Class"), provided that:

         (a)  Each such Class:

              (1)  (i)   Shall have a different arrangement for shareholder
services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

                   (ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio's assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

              (2) Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

              (3) Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

              (4) Shall have in all other respects the same rights and obligations as each other class .

         (b) Expenses may be waived or reimbursed by the Portfolio's adviser, underwriter, or any other provider of services to the Portfolio.

         (c) (1) Any payments made under paragraph (a)(1)(i) of this Plan shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

              (2) Before any vote on the Plan or the Appendix, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

              (3) The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

          (d) A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

          APPENDIX A
          ----------

     RBB FUND
     CURRENT DISTRIBUTION FEE LEVELS
     ______, 1998

     ____________________________________

A. MONEY MARKET PORTFOLIO

                           Current Distribution
      Class                      Fee Level           Effective Date
      -----                --------------------      --------------

1.    Sansom Street (Class J)    fee 0.05%           4/10/91
      Shareholder Service Fee        0.10%           8/16/88

2.    Bedford (Class L)          fee 0.60%           11/17/94

3.    Cash Preservation          fee 0.40%           4/10/91
      (Class G)

4.    RBB Family (Class E)       fee 0.40%           4/10/91

5.    Janney (Class Alpha 1)     fee 0.60%           2/l/95

6.    Select (Class Beta 1)      fee 0.00%           _______

7.    Principal (Class
      Gamma 1)                   fee 0.55%           10/28/98

B.  MUNICIPAL MONEY MARKET PORTFOLIO

                              Current Distribution
      Class                      Fee Level           Effective Date
      -----                   --------------------   --------------

1.    Sansom Street              fee 0.05%           4/10/91
      (Class I)
      Shareholder Service Fee        0.10%           8/16/88

2.    Bedford (Class M)          fee 0.60%           11/17/94

3.    Cash Preservation          fee 0.40%           4/10/91
      (Class H)

4.    RBB Family (Class F)       fee 0.40%           4/10/91

5.    Janney (Class Alpha 2)     fee 0.60%           2/l/95

C. GOVERNMENT OBLIGATION MONEY MARKET PORTFOLIO

                            Current Distribution
      Class                     Fee Level           Effective Date
      ---------             --------------------    --------------

1.    Sansom Street (Class K)          fee 0.05%    4/10/91

      Shareholder Service Fee          Fee 0.10%    8/16/88

2.    Bedford (Class N)                fee 0.60%    11/17/94

3.    Janney (Class Alpha 3)           fee 0.60%    2/l/95

D. GOVERNMENT SECURITIES PORTFOLIO

                            Current Distribution
     Class                      Fee Level           Effective Date
     -----                  -------------------     --------------

1.  RBB Family (Class P)               fee 0.40%    4/10/91

E.  NEW YORK MUNICIPAL MONEY MARKET PORTFOLIO

                            Current Distribution
     Class                      Fee Level           Effective Date
     -----                  ---------------------   --------------

1.  Janney (Class Alpha 4)             fee 0.60%    2/l/95


F.  BOSTON PARTNERS LARGE CAP VALUE FUND

                            Current Distribution
     Class                      Fee Level           Effective Date
     -----                  --------------------    -------------

1.   Institutional Class               None         5/29/98
     (Class QQ)
2.   Advisor Class                     fee 0.50%    10/16/96
     (Class SS)
3.   Investor Class                    fee 0.25%    10/16/96
     (Class RR)

G.  BOSTON PARTNERS MID CAP VALUE FUND

                            Current Distribution
     Class                      Fee Level           Effective Date
     -----                  --------------------    -------------

1.   Institutional Class               None         5/29/98
     (Class TT)
2.   Investor Class                    fee 0.25%    6/1/97
     (Class UU)

H. BOSTON PARTNERS BOND FUND

                            Current Distribution
     Class                      Fee Level           Effective Date
     --------               --------------------    -------------

1.   Institutional Class               None         5/29/98
     (Class VV)
2.   Investor Class                    fee 0.25%    12/29/97
     (Class WW)

I. BOSTON PARTNERS MICRO CAP VALUE FUND

                            Current Distribution
     Class                      Fee Level           Effective Date
     --------               -------------------     --------------

1.   Institutional Class               None         7/01/98
     (Class DDD)
2.   Investor Class                    fee 0.25%    7/01/98
     (Class EEE)

J. BOSTON PARTNERS MARKET NEUTRAL FUND

                            Current Distribution
     Class                      Fee Level           Effective Date
     -----                  --------------------    -------------

1.   Institutional Class               None         _________
     (Class III)
2.   Investor Class                    fee 0.25%    _________
     (Class JJJ)

K. BOSTON PARTNERS LONG-SHORT EQUITY FUND

                            Current Distribution
     Class                      Fee Level           Effective Date
     -----                  --------------------    --------------

1.   Institutional Class               None         __________
     (Class KKK)
2.   Investor Class                    fee 0.25%    __________
     (Class LLL)

L. SCHNEIDER CAPITAL MANAGEMENT VALUE FUND

                            Current Distribution
     Class                     Fee Level           Effective Date
     -----                     ----------------    --------------

1.   Investor (Class YY)               None        4/6/98

     APPENDIX B

     EXCHANGE PRIVILEGES OF THE PORTFOLIOS
     OF THE RBB FUND, INC.

=============================================================================================================================
FAMILY                                    EACH PORTFOLIO (CLASS)             MAY BE EXCHANGED FOR ANY OF
-----------------------------------------------------------------------------------------------------------------------------
Cash Preservation                         Money Market (G)                   Money Market (G)
                                          Municipal Money Market (H)         Municipal Money Market (H)
-----------------------------------------------------------------------------------------------------------------------------
RBB                                       Money Market (E)                   Money Market (E)
                                          Municipal Money Market (F)         Municipal Money Market (F)
                                          Government Securities (P)          Government Securities (P)
-----------------------------------------------------------------------------------------------------------------------------
Bedford (Bear Stearns)                    Money Market (L)                   Common Shares of other non-RBB funds advised
                                                                             or sponsored by Bear, Stearns & Co. Inc.
-----------------------------------------------------------------------------------------------------------------------------
n/i                                       Micro Cap (FF)
                                          Growth (GG)
                                          Growth & Value (HH)                Growth & Value (HH)
                                          Larger Cap Value (XX)              Larger Cap Value (XX)
                                          Small Cap Value (MMM)              Small Cap Value (MMM)
-----------------------------------------------------------------------------------------------------------------------------
Schneider Capital Management              Schneider Small Cap Value (YY)     Schneider Small Cap Value (YY)
-----------------------------------------------------------------------------------------------------------------------------
Boston Partners (Institutional Classes)   Mid Cap Value (TT)                 Mid Cap Value (TT)
                                          Large Cap Value (QQ)               Large Cap Value (QQ)
                                          Bond (VV)                          Bond (VV)
                                          Micro Cap Value (DDD)              Micro Cap Value (DDD)
                                          Market Neutral (III)               Market Neutral (III)
                                          Long-Short Equity (KKK)            Long-Short Equity (KKK)
-----------------------------------------------------------------------------------------------------------------------------
Boston Partners (Investor Classes)        Mid Cap Value (UU)                 Mid Cap Value (UU)
                                          Large Cap Value (RR)               Large Cap Value (RR)
                                          Bond (WW)                          Bond (WW)
                                          Micro Cap Value (EEE)              Micro Cap Value (EEE)
                                          Market Neutral (JJJ)               Market Neutral (JJJ)
                                          Long-Short Equity (LLL)            Long-Short Equity (LLL)
=============================================================================================================================

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